EX 10.1

Service Agreement Amendment 2

This agreement between Boxmore International Plc and Mark Ennis dated 25th April 2001 (the "Amendment 2") amends the Service Agreement between Boxmore International Plc and Mark Ennis dated 8 March 2000, as amended by the Service Agreement Amendment between the same dated January 23, 2001 (the "Agreement"). Unless otherwise defined herein, capitalized terms in this Amendment 2 shall have the same meaning as in the Agreement. The Agreement is hereby amended as follows:

(1) The time period for the Director to terminate the Agreement by written notice under clause 19(a)(1) of the Agreement is extended from "May 1, 2000" to "July 1, 2001."

All other terms of the Agreement shall remain as written and shall apply to this Amendment 2 as appropriate.

IN WITNESS whereof this Amendment 2 has been signed by or on behalf of the parties hereto the day and year first herein written.

By: /s/ Thomas H. Johnson

        Thomas H. Johnson

On behalf of the Company

In the presence of:

By: /s/ John Gillespie

        John Gillespie

By: /s/ Mark Ennis

        Mark Ennis

In the presence of:

By: /s/ Thomas A. Smith

        Thomas A. Smith